N E W S                                    CONTACT:      Barbara Spier
                                                         Spier & Associates
                                                         212-572-6263

                                           E-MAIL:       Spierasso@aol.com
about REFAC
                                           WEB SITE:     www.refac.com





 -----------------------------------------------------------------------------


                 REFAC ACQUIRES DAVID MORRIS CREATIVE, INC.

                    GRAPHIC DESIGN FIRM BROADENS REFAC'S
            PRODUCT DEVELOPMENT AND BRAND LICENSING CAPABILITIES

Edgewater, New Jersey - November 2, 1999 - Refac (AMEX: REF), a full service intellectual property marketing organization and a leading developer of consumer products, medical devices and business equipment announced today that it has acquired David Morris Creative, Inc. ("DMC"), a privately owned graphic design and communications firm based in Jersey City, New Jersey for $1.5 million cash and $250,000 contingent upon future earnings.

       One of the region's top graphic design firms, DMC has designed powerful graphic communications and marketing solutions for a wide variety of clients since 1990. The firm offers an array of graphic services including brand and communications strategy, corporate identity, packaging and multimedia design. DMC's roster of blue chip clients includes Sharp Electronics, Canon USA, Chubb Group of Insurance Companies, IBM, Siemen's Medical Systems and Sony Electronics, Inc. DMC will relocate its operations to Refac's new corporate headquarters and creative center located on The Hudson River Pier in Edgewater, New Jersey by the end of the year.

      Robert L. Tuchman, Refac President and CEO, stated, "Both our product development and licensing clients have a growing interest in working with consultants that can offer an integrated approach to product and brand development and licensing and recognize that great design reinforces and builds the strength, recognition and equity of their valuable brands. DMC offers a wide range of graphic and new media design services - - - from brand and communications strategy, corporate identity and packaging to implementation. By adding the talents, energy and expertise of DMC to our core product development and brand and technology licensing teams, we now offer the industry's most unique and comprehensive array of professional design and licensing services under one roof."

      David M. Annunziato, DMC's CEO and Creative Director, stated, "This acquisition benefits both DMC as a unit and Refac as a whole, but the ultimate beneficiaries are our clients. We will now have access to more resources with which to serve them, while Refac gains the unique ability to offer them a complete branding solution."

      For almost 50 years, Refac has been the recognized international leader in intellectual property management. Today, it is a dynamic organization specializing in integrated creative and business consulting. Refac's expertise includes: new product development; graphic design & communications; brand & trademark licensing; technology & patent licensing and intellectual venture capital.

      STATEMENTS ABOUT THE COMPANY'S FUTURE EXPECTATIONS AND ALL OTHER STATEMENTS IN THIS DOCUMENT OTHER THAN HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AND AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY INTENDS THAT THE "FORWARD-LOOKING STATEMENTS" CONTAINED HEREIN BE SUBJECT TO THE ABOVE-MENTIONED STATUTORY SAFE HARBORS. SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED OR INFERRED RESULTS. THERE IS NO ASSURANCE AS TO THE FUTURE OPERATING RESULTS OF REFAC OR DMC OR THE IMPACT THAT IT WILL HAVE ON THEIR OVERALL OPERATIONS.

                                    #  #  #

Refac Public Relations Contact:
Spier & Associates
300 Park Avenue
New York, New York 10017
(212) 572-6263

Barbara Spier